                                                                    EXHIBIT 10.1

                              INSTRUMENT AMENDING
                         LYONDELL PETROCHEMICAL COMPANY
                      EXECUTIVE SUPPLEMENTARY SAVINGS PLAN



     LYONDELL PETROCHEMICAL COMPANY hereby amends the Lyondell Petrochemical Company Executive Supplementary Savings Plan, to read in its entirety as the document entitled
"Lyondell Petrochemical Company Executive Supplementary Savings Plan, Edition of January 1, 1997", as attached hereto.

     IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this 21st of February, 1997.



ATTEST:                             LYONDELL PETROCHEMICAL COMPANY



/s/ Gerald O'Brien                  By:/s/ Richard W. Park
----------------------                 --------------------------
Assistant Secretary                      Richard W. Park
                                         Vice President, Human Resources

                         LYONDELL PETROCHEMICAL COMPANY
                      EXECUTIVE SUPPLEMENTARY SAVINGS PLAN
                           EDITION OF JANUARY 1, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                             PAGE
                                                             ----
Section 1. Intent of Plan..................................     1

Section 2. Effective Date of Plan.........................      1

Section 3. Definitions.....................................     1
     3.1     "Administrative Committee" or "Committee".....     1
     3.2     "Base Pay"....................................     1
     3.3     "Company".....................................     1
     3.4     "Company Contribution"........................     1
     3.5     "Disability" or Disabled".....................     1
     3.6     "Employee"....................................     2
     3.7     "Plan Year"...................................     2
     3.8     "Savings Contribution"........................     2

Section 4.  Costs of Plan..................................     2

Section 5.  Eligibility for Benefits.......................     2

Section 6.  Amount of Benefit..............................     3

Section 7.  Crediting of Benefit...........................     3

Section 8.  Time of Payment of Benefit.....................     3

Section 9.  Death Benefits.................................     3

Section 10. Administration................................      4
     10.1    Rules of Conduct..............................     4
     10.2    Legal, Accounting, Clerical
              and Other Services...........................     4
     10.3    Interpretation of Provisions..................     4
     10.4    Records of Administration.....................     4
     10.5    Denial of Claim...............................     4
     10.6    Liability of Committee........................     4

Section 11. Facility of Payment and
              Lapse of Benefits............................     4
     11.1    Provisions for Incapacity.....................     4
     11.2    Payments or Deposits..........................     5

Section 12. General Provisions............................      5
     12.1    Unfunded Benefit Plan.........................     5
     12.2    Payments and Benefits Not Assignable..........     5
     12.3    No Right of Employment........................     5
     12.4    Adjustments...................................     5

Section 13. Amendments and Discontinuance.................      5
     13.1    Amendment of Plan.............................     5
     13.2    Termination...................................     5
     13.3    Effect of Amendment or Termination............     5

                        LYONDELL PETROCHEMICAL COMPANY
                     EXECUTIVE SUPPLEMENTARY SAVINGS PLAN



                          SECTION 1.  INTENT OF PLAN.

     1.1 This Plan is intended to provide an annual benefit, in accordance with its provisions to that select group of management or highly compensated employees excluded from making Savings Contributions and from receiving Company Contributions in the Lyondell Petrochemical Company 401(k) and Savings Plan due to the probability that their benefits under one or more qualified employee pension benefit plans maintained by Lyondell Petrochemical Company might be reduced because of the maximum annual limitations on contributions and benefits imposed by Sections 415, 401 or other Sections of the Internal Revenue Code of 1986, as amended (the "Code").


                      SECTION 2. EFFECTIVE DATE OF PLAN.

     2.1  This Plan shall be effective as of January 1, 1997.


                            SECTION 3. DEFINITIONS

     3.1 "Administrative Committee" or "Committee" means the Benefits Administrative Committee appointed by the Compensation Committee of the Board of Directors of the Company.

     3.2 "Base Pay" means an Employee's regular wages or salary, as determined by the Company, excluding extra pay, such as bonuses, or other supplementary allowances;

     3.3 "Company" means Lyondell Petrochemical Company and any of its subsidiaries or affiliates whose employees are included in this Plan upon authorization of the Board of Directors of Lyondell Petrochemical Company or the Compensation Committee of the Board of Directors, pursuant to delegation from the Board of Directors.

     3.4 "Company Contribution" means contributions made by the Company on a participant's behalf under the Company's 401(k) and Savings Plan.

     3.5 "Disability" or Disabled" means an Employee's total and permanent disability, as determined by the Administrative Committee.

     3.6  "Employee" means any person who:

          (a) is regularly employed by the Company on a full time or part time basis;

          and

          (b)  either:

               (i) is a member of that select group of management or highly compensated employees on the executive payroll; or

               (ii) is an employee with an annual Base Pay no less than
                    $150,000;

               and

          (c) has been excluded from making Savings Contributions and from receiving Company Contributions under the Lyondell Petrochemical Company 401(k) and Savings Plan because of the Company's determination that the maximum annual contribution and benefit limitations imposed by the Code potentially will apply to the Employee.

     3.7  "Plan Year" means the calendar year..

     3.8 "Savings Contribution" means a participant's after-tax contributions to the Company's 401(k) and Savings Plan.


                          SECTION 4.  COSTS OF PLAN.

     4.1 The Company shall bear all costs of this Plan, including its administration, and no Employee contributions shall be required or permitted.


                     SECTION 5.  ELIGIBILITY FOR BENEFITS.

     5.1 Each person who qualifies as an Employee under Paragraph 3.6 for all or any part of a Plan Year shall participate in the Plan for that portion of the Plan Year.

                         SECTION 6.  AMOUNT OF BENEFIT.

     6.1 The amount of an Employee's benefit for each Plan Year shall be equal to either:

         (a) An amount equal to the maximum Company Contribution under the Lyondell Petrochemical Company 401(k) and Savings Plan, assuming no limitations on contributions imposed by Section 415 or any other Sections of the Code during the Plan Year, if an Employee makes an elective deferral of at least 5% of Base Pay or the maximum permissible elective deferral, whichever is less, under the Lyondell Petrochemical Company 401(k) and Savings Plan for the Plan Year, or

         (b) An amount equal to 1.6 times the amount of elective deferrals made by the Employee under the Lyondell Petrochemical Company 401(k) and Savings Plan, if an Employee does not make an elective deferral of at least 5% of Base Pay or the maximum permissible elective deferral under the Lyondell Petrochemical Company 401(k) and Savings Plan for the Plan Year.


                       SECTION 7.  CREDITING OF BENEFIT.

     7.1 The Administrative Committee shall determine the amount of benefit to be credited to an Employee for a Plan Year within 30 days after the end of the Plan Year or 30 days after the Employee's termination of employment, whichever occurs earlier.


                    SECTION 8.  TIME OF PAYMENT OF BENEFIT.

     8.1 An Employee shall be paid the benefit to which the Employee is entitled for a Plan Year in a single cash payment within 30 days following the date the Company credits the benefit, unless the benefit has been deferred under the Lyondell Petrochemical Company Executive Deferral Plan.


                          SECTION 9.  DEATH BENEFITS.

     9.1 If an Employee dies prior to payment of the benefit due under the Plan, the benefit shall be paid as soon as practicable following the Employee's death to the Employee's most recently designated beneficiary or beneficiaries. The beneficiary must be designated in writing on a form approved by the Committee and must be accepted by the Plan prior to the Employee's death. If no designation has been made, or if all designated beneficiaries have died before the Employee, the benefit shall be paid to the Employee's estate.

                          SECTION 10. ADMINISTRATION.

     10.1 Rules of Conduct.  The Administrative Committee shall adopt rules to
          ----------------
conduct its business and the Plan's administration as it considers desirable, provided they do not conflict with the Plan's provisions.

     10.2 Legal, Accounting, Clerical and Other Services.  The Administrative
          ----------------------------------------------
Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. The Company shall pay all expenses of the Administrative Committee.

     10.3 Interpretation of Provisions.  The Administrative Committee shall have
          ----------------------------
the exclusive right and discretionary authority to interpret the provisions of this Plan and to decide questions arising in its administration including, but not limited to, questions of eligibility for benefits under this Plan. The decisions and interpretations of the Administrative Committee shall be final, binding and conclusive on the Company, its Employees and all other persons.

     10.4 Records of Administration.  The Administrative Committee shall
          -------------------------
maintain Plan administration records. These records are subject to audit by the Company.

     10.5 Denial of Claim.  The Administrative Committee shall provide adequate
          ---------------
written notice to any Employee or beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for the denial. The Administrative Committee will give the Employee or beneficiary an opportunity for a full and fair review of the decision denying the claim. The Employee or beneficiary shall have 60 days from the date of the notice denying the claim to request a full and fair review.

     10.6 Liability of Committee.  No member of the Administrative Committee
          ----------------------
shall be liable for any action taken in good faith or for exercising any power given to the Administrative Committee or for the actions of other Committee members.


            SECTION 11.  FACILITY OF PAYMENT AND LAPSE OF BENEFITS.

     11.1 Provision for Incapacity.  If the Administrative Committee deems that
          ------------------------
any person entitled to receive any payment under this Plan is incapable of receiving or disbursing the payment because of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee, in its sole discretion, may take any one or more of the following actions: it may apply the payment directly for the person's comfort, support and maintenance; it may reimburse any other person for support supplied to the person entitled to receive any payment; or it may pay the payment to any other person the Committee selects to disburse the payment for the comfort, support and maintenance of the person entitled to the payment, including, without limitation, to any relative who has wholly or partially undertaken the expense of the person's comfort, care and maintenance, or any institution which is caring for or which has custody of the person entitled to the payment. The Administrative Committee, in its sole discretion, may deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Committee's choice.

     11.2 Payments or Deposits.  Payments or deposits made under this Section 11
          --------------------
shall completely discharge, to the extent of the payment, all liability of the Administrative Committee, the Company and this Executive Supplementary Savings Plan under this Plan or otherwise. A person's receipt of any payment, distribution or deposit shall be a complete acquittance and there shall be no liability to see to the application of any payments, distributions or deposits made.


                       SECTION 12.  GENERAL PROVISIONS.

     12.1 Unfunded Benefit Plan.  This Executive Supplementary Savings Plan is
          ---------------------
intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees.

     12.2 Payments and Benefits Not Assignable.  Benefits under this Plan are
          ------------------------------------
not assignable, transferable or subject to alienation by Employees. Likewise, payments are not subject to attachment by creditors of, or through legal process against, the Company, the Administrative Committee, or any Employee.

     12.3 No Right of Employment.  The provisions of this Plan shall not give an
          ----------------------
Employee the right to be retained in the Company's service nor shall this Plan or any action taken under it be construed as an employment contract.

     12.4 Adjustments.  At the Company's request, the Administrative Committee,
          -----------
may adjust an Employee's benefit under this Plan or make other adjustments with respect to the Employee as required to correct administrative errors or provide uniform treatment of Employees in a manner consistent with this Plan's intent and purpose.


                  SECTION 13.  AMENDMENTS AND DISCONTINUANCE.

     13.1 Amendment of Plan.  This Plan may be amended from time to time by the
          -----------------
Compensation Committee of the Board of Directors of the Company.

     13.2 Termination.  The Compensation Committee of the Board of Directors
          -----------
reserves the right to terminate this Plan at any time.

     13.3 Effect of Amendment or Termination.  No Plan amendment or Plan
          ----------------------------------
termination may adversely affect the benefit payable to any Employee entitled to receive benefits under this Plan prior to the effective date of the amendment or termination.